Exhibit (e)(iv) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K


                                 Exhibit C
                                  To the
                          DISTRIBUTOR'S CONTRACT


           Federated U.S. Government Securities Fund: 1-3 Years
                              Class Y Shares


     In consideration of the mutual covenants set forth in the Distributor's Contract dated May 29, 1992 between the Trust and FSC, the Trust, with respect to the Class of Shares of the Fund set forth above, and FSC execute and deliver this Exhibit.


     Witness the due execution hereof this 1st day of March, 2001.


                                    Federated U.S. Government Securities
                                          Fund:  1-3 Years


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President


                                    Federated Securities Corp.


                                    By:  /s/ David M. Taylor
                                       --------------------------------
                                    Name:  David M. Taylor
                                    Title:  Executive Vice President